Exhibit 99.1

Century Aluminum Announces CEO Succession
Mike Bless to Retire; Jesse Gary Named Next President and CEO of Century Aluminum, Effective July 1, 2021

CHICAGO, May 17, 2021 (GLOBE NEWSWIRE) – Century Aluminum Company (NASDAQ: CENX) announced today that Mike Bless will retire as President and Chief Executive Officer, effective July 1, 2021, after 15 years with Century, including nearly 10 years as CEO. He will also step down from the board at that time. Mr. Bless will continue to provide his guidance and expertise to Century as a strategic advisor until his ultimate retirement from the company on March 31, 2022.

Century’s Board of Directors has appointed Jesse Gary, currently Century’s Executive Vice President, Chief Operating Officer and General Counsel, to succeed Mr. Bless as Century’s next President and Chief Executive Officer on July 1, 2021. Mr. Gary will also join the Board upon assuming his new role.

“This leadership transition comes at the right time for Century, with Mike having established a strong foundation for continued growth and success of the company,” said Andrew Michelmore, Chairman of the Board. “Over his nearly a decade as CEO, Mike has overseen the measured expansion of Century’s operations, from the successful capacity creep program at Grundartangi to the acquisitions of Century’s Sebree, Mt. Holly and Vlissingen operations. Mike’s relentless focus on safety has also set the tone for all of our employees to understand that no job is so important that it cannot be done safely. The Board is grateful to Mike for his outstanding leadership and dedication to Century over his many years of service.”

“The Board has worked with Mike to execute a thorough, multi-year process to consider and evaluate succession candidates,” continued Mr. Michelmore. “That process led to the selection of Jesse Gary. Mike’s close collaboration with Jesse since he assumed the Chief Operating Officer role, and continuing collaboration over the coming months, will ensure an effective leadership transition and continuity for Century’s businesses.”

“Jesse is a seasoned and talented executive who has already overseen many aspects of our business. He brings a deep knowledge of the aluminum industry, a strong track record of driving growth and innovation, and a passion for safety, all of which positions him well for success. We are confident that Jesse is the right leader to guide Century into the coming decade,” Mr. Michelmore concluded.

Since joining the company in 2010, Mr. Gary has served in a variety of leadership roles, including overseeing Century’s legal, human resources, business development, government relations and energy functions, before assuming oversight of all of Century’s operating businesses upon his promotion to Chief Operating Officer in April 2019. Mr. Gary also played a key role in leading Century through the recent pandemic.

“I’ve been privileged to work with a dedicated and world-class group of colleagues and with our Board of Directors,” commented Mr. Bless. “Our consistent goal has been, over the commodity cycles, to generate returns for our shareholders by operating our businesses in a safe, efficient and sustainable manner and providing a quality product to markets in which it is valued. I am also grateful to our customers, suppliers and our local community leaders for their steadfast partnership and support. Century is set up to grow and prosper and there is not a more qualified person than Jesse to lead the company through its next phase. I look forward to watching the team’s many successes.”

“I am very excited for the opportunity to lead Century into this dynamic new environment and grateful for the past 11 years that I have worked closely with Mike,” said Mr. Gary. “Century is well positioned and has an incredible opportunity to provide the aluminum required as the world moves to recover from the pandemic, rebuild our infrastructure and transition to a low-carbon economy. I am highly confident about our company’s future and look forward to further increasing the value we bring to all of our stakeholders, while operating safely and responsibly.”

About Century Aluminum Company
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.

Exhibit 99.1

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: the goals, effects, consequences and expectations of the leadership transition, global and local financial and economic conditions; future aluminum pricing and the costs of our major raw materials.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact
Peter Trpkovski
(Investors and media)
312-696-3132

Source: Century Aluminum Company